UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

VNUE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53462	98-0543851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

104 W. 29th Street 11th Floor

New York, New York 10001

(Address of principal executive offices, including ZIP code)

(833) 937-5493

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

VNUE, Inc., a Nevada corporation (the “Company”), is furnishing this Current Report on Form 8-K to indicate its reliance on the order of the Securities and Exchange Commission (the “SEC”), Release No. 34-88465, dated March 25, 2020 (the “Order”).

The current outbreak of COVID-19 has posed a significant impact on the Company’s ability to file on a timely basis its Quarterly Report on Form 10-Q for the year fiscal quarter ended March 31, 2020 (the “Quarterly Report”), which is due to be filed on May 15, 2020 (the “Original Due Date”). Therefore, the Company has elected to rely on the conditional filing relief provided under the SEC Order.

The preparation of the Company’s Quarterly Report, including financial statements and completion of the auditing and financial statement review process, has been delayed by government-imposed quarantines, office closures and travel restrictions, which affect both the Company’s and its professional service provider’s personnel.  Our office closing and quarantines have impacted our ability to both internally compile and complete our financial statements and to provide business records and to meet with auditors. Office staff has been forced to work remotely without access to the records kept in the Company’s offices. Considering the lack of time for the compilation, dissemination and review of the information required to be presented, and the importance of investors receiving materially accurate information in the Quarterly Report, the Company has decided to rely on the SEC Order. The Company plans to file the Quarterly Report no later than 45 days after the Original Due Date.

The current outbreak of COVID-19 could have a material and adverse effect on our business operations.  These include disruptions or restrictions on public entertainment events and venues, our (and the general public’s) ability to travel or to market our products and services, a general marked decline in the entertainment venue business, as well as temporary closures of our offices.  While the Company has already been advised that its technologies will be used at certain events, it is possible that even after regulations are relaxed permitting large social gatherings, attendance at these events will be lower.  It is also possible that a resurgence in COVID – 19 outbreaks could result in extended quarantines and event cancelations. Any such disruption or delay would likely impact our sales and operating results. In addition, COVID-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets of many other countries, resulting in an economic downturn that could affect demand for our products and services and significantly impact our operating results. Additionally, the continued spread of COVID-19 and uncertain market conditions may limit the Company’s ability to access capital.

While these factors are uncertain, the COVID-19 pandemic or the perception of its effects could continue to have a material adverse effect on our business, financial condition, results of operations, or cash flows.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VNUE, INC.

Dated: May 14, 2020	By:	/s/ Zach Bair
	Name:	Zach Bair
	Title:	Chief Executive Officer, Chairman of the Board, Secretary and Treasurer

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